July 11, 2019 Immediately Kelley Murphy; kmurphy@lilly.com; 317-701-4007 (Media) Kevin Hern; hern_kevin_r@lilly.com; (317) 277-1838 (Investors) Lilly Announces Changes in Senior Leadership Mike Harrington, senior vice president and general counsel, to retire at year end Christi Shaw to leave Lilly; Patrik Jonsson will be promoted to lead Lilly Bio-Medicines INDIANAPOLIS, July 11, 2019 - Eli Lilly and Company (NYSE: LLY) today announced several changes to the company’s executive committee.  Mike Harrington, senior vice president and general counsel, will retire at the end of the year.  Christi Shaw, senior vice president and president Lilly Bio-Medicines, has announced she will leave Lilly at the end of August. Patrik Jonsson, currently president and general manager of Lilly Japan, will succeed Shaw. Harrington has been a member of Lilly’s executive committee for seven years—a period of strong growth and change for the company. “Thanks to Mike’s leadership, the company maintained patent exclusivity for a number of important medicines, including Alimta®, completed the Elanco divestiture and finalized acquisitions such as Loxo Oncology and ARMO BioSciences,” said David A. Ricks, Lilly’s chairman and CEO. “But his impact goes far beyond the legal department,” he added. “Mike models the Lilly values, has developed and mentored talent throughout the organization and served as a key advisor to Lilly’s board and two CEOs.” A search is underway for Harrington’s successor. Ricks also commented on the company’s other leadership changes.

“During Christi’s tenure, our Bio-Medicines division launched multiple new medicines globally, such as Olumiant® and Emgality®, and added key development projects to our early and late phase portfolio,” said Ricks. “I value the external perspective and passion for patients that Christi brought to the company.” Jonsson will be promoted to senior vice president and president of Lilly Bio-Medicines pending completion of work authorization in the U.S. “Patrik is a patient-focused, inclusive leader who has a long track record of delivering results in numerous markets around the world,” said Ricks. “With a portfolio of newly launched medicines and a robust pipeline in both immunology and pain, he is the right person to lead our Bio-Medicines business.” Additional details about Harrington, Shaw and Jonsson Mike Harrington joined Lilly in 1991 after working as a litigator at Baker & Daniels in Indianapolis. A graduate of Columbia Law School, Harrington held numerous business and legal roles during his Lilly career including managing director of the New Zealand affiliate, associate general counsel for operations in the Asia Pacific region, and vice president and deputy general counsel of global pharmaceutical operations. He was promoted to his current role in January 2012. Christi Shaw returned to Lilly in 2017 as senior vice president and president of Lilly Bio-Medicines. Previously, Shaw served as president of Novartis USA and North American region head of Novartis Oncology. In the 2000s, she held roles in the Janssen and Ethicon divisions of Johnson & Johnson. Patrik Jonsson joined Lilly in 1990 as a sales representative in Sweden after earning an MBA from Lund University. Jonsson held numerous positions in sales and marketing in Sweden before assuming a regional marketing role for Europe in 1998. He was appointed general manager of Sweden in 2001, general manager of Scandinavia in 2005 and general manager of Italy in 2008. In 2012, he assumed additional responsibility with the creation of the Italian hub, including Eastern Europe. He was promoted to his current position as president and general manager of Japan in 2014. About Eli Lilly and Company Lilly is a global healthcare leader that unites caring with discovery to create medicines that make life better for people around the world. We were founded more than a century ago by a man committed 2 to creating high-quality medicines that meet real needs, and today we remain true to that mission in all our work. Across the globe, Lilly employees work to discover and bring life-changing medicines to those who need them, improve the understanding and management of disease, and give back to communities through philanthropy and volunteerism. To learn more about Lilly, please visit us at www.lilly.com and newsroom.lilly.com/social-channels. C-LLY This press release contains forward-looking statements about leadership changes and reflects Lilly's current beliefs. There are risks and uncertainties related to leadership changes, including with regard to identifying a successor to Mr. Harrington and the timing of these changes. For discussion of important risks and uncertainties, please see Lilly's latest Forms 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Lilly undertakes no duty to update forward-looking statements. # # # 3